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                                                                        Ex. 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-56621) and on Form S-8 (No's 333-84729, 333-84731, 333-84733 and 333-84735) of Ascent Pediatrics, Inc. of our report dated February 17, 2000, except as to the information in the fourth paragraph of note T, for which the date is March 13, 2000, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 2000